UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of the earliest event reported): August 13, 2024 (August 13, 2024)

GREENWAY TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

texas	000-55030	90-0893594
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1521 North Cooper Street, Suite 205

Arlington, Texas 76011

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: 561-809-4644

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common	GWTI	OTC Pink Sheets

Item 1.01 Entry into a Material Definitive Agreement.

Greenway Technologies, Inc, entered a Sponsored Research Agreement with The University of Texas at Arlington.

99.1	Press release dated August 13, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Greenway Technologies, Inc.

By	/s/ Ransom B. Jones
Ransom B. Jones
Chief Financial Officer

Date: August 13, 2024